Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-101447) on Form S-8 of Liquidmetal Technologies, Inc. and subsidiaries of our report dated March 29, 2012, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Liquidmetal Technologies, Inc. and subsidiaries for the year ended December 31, 2011.

 /s/ Choi, Kim & Park, LLP